UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2025

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

1-2-33, Higashigotanda, Shinagawa, Tokyo, Japan	141-0022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +81-3-6409-6966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 10, 2025, HeartCore Enterprises, Inc. (the “Company”) issued a press release announcing that it had received an additional 180-day extension period from the Nasdaq Listing Qualification Department (the “Nasdaq Staff”) to regain compliance with the $1.00 minimum bid price bid requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), discussed in more detail in Item 8.01 below.

The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein. The information contained in the press release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously disclosed, on May 6, 2025, the Company received written notice (the “Bid Price Notice”) from the Nasdaq Staff indicating that the Company was not in compliance with the Minimum Bid Price Requirement for continued listing on the Nasdaq Capital Market. The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “HTCR,” and the Company continued to monitor the closing bid price of its common stock and evaluate its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Bid Price Notice indicated that the Company was provided 180 calendar days, or until November 3, 2025, in which to regain compliance. If the Company failed to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but met the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provided written notice of the Company’s intention to cure the deficiency during the second compliance period by effectuating a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

On November 4, 2025, the Nasdaq Staff notified the Company of its determination that the Company is eligible for an additional 180-day period, or until May 1, 2026, to regain compliance with the Minimum Bid Price Requirement. If at any time during this additional time period the closing bid price of the Company’s common stock is at least $1 per share for a minimum of 10 consecutive business days, the Nasdaq Staff will close the matter.

If compliance cannot be timely demonstrated, the Nasdaq Staff will provide notice that the Company’s common stock will be delisted. At that time, the Company may appeal the Nasdaq Staff’s determination to a Hearings Panel. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, including a reverse stock split, if necessary, but no decisions regarding a response have been made at this time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of the issuer dated November 10, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 10, 2025	HEARTCORE ENTERPRISES, INC.

	By:	/s/ Sumitaka Yamamoto
Sumitaka Yamamoto
Chief Executive Officer